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                                                                      EXHIBIT 21



ROCKFORD SINGAPORE CORPORATION
RUSS MOORE
SINGAPORE OPERATIONS MANAGER
102 East Pasir Panjang Road
Citilink Warehouse complex #07-06
Singapore  118529

Tele  011-65-278-8996
Fax   011-65-278-3116


ROCKFORD (EUROPE) ELEKTRONIK VERTRIEBS GMBH
JEAN-MICHEL BECK
EUROPEAN OPERATIONS MANAGER
Im Finigen 5
28832 Achim
Germany

Tele  011-49-4202-9450-0
Fax   011-49-4202-9750-50


ROCKFORD JAPAN CORPORATION
HARRY OMAE
PRESIDENT
514-1 Hita, Kannami-Cho
Tagata-Gun
Shizuoka-Ken, 419-01
Japan

Tele  011-81-559-791260
Fax   011-81-559-791265

ROCKFORD FOREIGN SALES CORPORATION
JEANNINE GIRAUDY-MCINTYRE
SENIOR ADMINISTRATOR, CORPORATE SERVICES
Ernst & Young Building
Bay Street
P.O. Box 261
Bridgetown,
Barbados

Tele  1-246-427-5260
Fax  1-246-426-9551